SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ADOLOR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	31-1429198
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
700 Pennsylvania Drive, Exton, PA	19341
(Address of principal executive offices)	(Zip code)

        Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [     ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

        Securities to be registered pursuant to Section 12(g) of the Act:

Series A Junior Participating Preferred Stock Purchase Rights

(title of class)

The sole purpose of this amendment is to correct the provision of the Securities and Exchange Act of 1934 pursuant to which the Company’s Series A Junior Participating Preferred Stock Purchase Rights are registered from Section 12(b) to Section 12(g).

ITEM 1.    DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The Company incorporates the information contained under the caption “Item 1. Description of Registrant’s Securities to be Registered” in the Company’s Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission on February 22, 2001.

ITEM 2.    EXHIBITS.

Exhibit Number	Description
1.1	Rights Agreement, dated as of February 20, 2001, between Adolor Corporation and StockTrans, Inc., as
Rights Agent, which includes as Exhibit B the Form of Rights Certificate. (Incorporated by reference to Exhibit 1.1 of the Company's Registration Statement on Form 8-A filed with the Securities and
Exchange Commission on February 22, 2001).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ADOLOR CORPORATION
By: /S/ BRUCE A. PEACOCK Name: Bruce A. Peacock Title: President and Chief Executive Officer

Dated: April 8, 2003

EXHIBIT INDEX

Exhibit Number	Description
1.1	Rights Agreement, dated as of February 20, 2001, between Adolor Corporation and StockTrans,
Inc., as Rights Agent, which includes as Exhibit B the Form of Rights Certificate.
(Incorporated by reference to Exhibit 1.1 of the Company's Registration Statement on Form
8-A filed with the Securities and Exchange Commission on February 22, 2001).